UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2006

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Moulton Street, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the terms of the Convertible Subordinated Note issued by Curis, Inc. (the “Company”) to Becton, Dickinson and Company on June 26, 2001 (the “Note”), on January 31, 2006, the Company issued 669,656 shares of its Common Stock, $0.01 par value per share (the “Shares”) to Becton, Dickinson and Company. The issuance of the Shares was for prepayment to Becton, Dickinson and Company of the outstanding principal amount of the Note plus accrued interest, in the total amount of $2,639,780.82. The number of Shares is equal to the total prepayment amount divided by the average closing price of the Company’s Common Stock, as reported on the NASDAQ National Market, for the ten trading days prior to the date of conversion, January 20, 2006.

The Shares were issued in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: February 1, 2006	By:	/s/ MICHAEL P. GRAY
Michael P. Gray
Vice President of Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)